EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-1 on July 31, 1997 File No. 333-32595 and Registration Statement on Form S-8 on October 16, 1997 File No. 333-38011.

ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 1999